Exhibit 10.2

WAIVER

TO

LOAN AND SECURITY AGREEMENT

THIS WAIVER TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Waiver”), dated as of August 26, 2022, is entered into by and among STREAMLINE HEALTH SOLUTIONS, INC., a Delaware corporation (“Streamline”), STREAMLINE HEALTH, LLC, a Delaware limited liability company (f/k/a STREAMLINE HEALTH, INC., an Ohio corporation) (“Streamline Health”), STREAMLINE PAY & BENEFITS, LLC, a Delaware limited liability company (“Streamline Pay”), AVELEAD CONSULTING, LLC, a Georgia limited liability company (“Avelead Consulting”), STREAMLINE CONSULTING SOLUTIONS, LLC, a Delaware limited liability company (“Streamline Consulting” and, together with Streamline, Streamline Health, Streamline Pay, Avelead Consulting and any other Person who, from time to time, becomes a Borrower under the Loan Agreement (as defined below), collectively, the “Borrowers” and each individually, a “Borrower”) and WESTERN ALLIANCE BANK, an Arizona corporation (“Bank”). Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement defined below.

RECITALS

A. Bank and Borrower have previously entered into that certain Second Amended and Restated Loan and Security Agreement dated as of August 26, 2021 (as amended, restated, supplemented and otherwise modified from time to time, the “Loan Agreement”), pursuant to which Bank has made certain loans and financial accommodations available to Borrower.

B. An Event of Default has occurred and is continuing under Section 8.2(a) of the Loan Agreement due to the failure of the Borrower to maintain, as of the last day of the month ending July 31, 2022, a Maximum Debt to ARR Ratio of not greater than 0.55 to 1.00, in violation of Section 6.8(b) of the Loan Agreement (the “Known Existing Default”).

C. Borrower has requested that Bank waive the Known Existing Default on the terms and conditions set forth herein.

D. Borrower is entering into this Waiver with the understanding and agreement that, except as specifically provided herein, none of Bank’s rights or remedies as set forth in the Loan Agreement or any other Loan Document is being waived by the terms of this Waiver.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Waiver of Known Existing Default.

(a) Borrowers acknowledge and agree that the Known Existing Default has occurred and is continuing.

(b) Bank hereby waives enforcement of its respective rights against Borrowers arising from the Known Existing Default; provided, however, nothing herein shall be deemed a waiver with respect to any other or future failure of Borrower to comply fully with Section 6.8(b) of the Loan Agreement. This waiver shall be effective only for the specific defaults comprising the Known Existing Default, and in no event shall this waiver be deemed to be a waiver of enforcement of any of Bank’s rights with respect to any other Events of Default now existing or hereafter arising. Nothing contained in this Waiver nor any communications between Borrower and Bank shall be a waiver of any rights or remedies Bank has or may have against Borrowers, except as specifically provided herein. Except as specifically provided herein, each of Bank hereby reserves and preserves all of its rights and remedies against Borrowers under the Loan Agreement and the other Loan Documents.

2. Waiver Fee. In addition to all fees, costs and expenses payable by Borrowers to Bank under the Loan Agreement, Borrowers agree to pay to Bank a waiver fee in an amount equal to Five Thousand Dollars ($5,000) (such fee, the “Waiver Fee”), which Waiver Fee shall be fully earned, due and payable on the date hereof and nonrefundable in any event.

3. Release; Covenant Not to Sue.

(a) Each Borrower hereby absolutely and unconditionally releases and forever discharges Bank, and any and all of their respective participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing (each a “Released Party”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Waiver, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of each Borrower in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified, and in furtherance of this intention it waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California (or any comparable provision of any other applicable law), which provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him might have materially affected his settlement with the debtor.”

Each Borrower acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(b) Each Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by any Borrower pursuant to the above release. If any Borrower or any of its successors, assigns or other legal representatives violates the foregoing covenant, such Borrower, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Released Party as a result of such violation.

4. Effectiveness of this Waiver. This Waiver shall become effective upon the satisfaction, as determined by Bank, of the following conditions.

(a) Waiver. Bank shall have received this Waiver fully executed in a sufficient number of counterparts for distribution to all parties.

(b) Waiver Fee. Bank shall have received the Waiver Fee, which may be paid as a charge to Borrowers’ Loan Account.

(c) Representations and Warranties. The representations and warranties set forth herein and in the Loan Agreement must be true and correct.

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(d) Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Waiver shall have been delivered or executed or recorded, as required by Bank.

5. Fees. Borrower shall pay Bank all out-of-pocket expenses in connection with this Waiver, including, without limitation, Bank’s attorney’s fees.

6. Representations and Warranties. Each Borrower that is a party to this Waiver represents and warrants as follows:

(a) Authority. Such Borrower has the requisite corporate power and authority to execute and deliver this Waiver, and to perform its obligations hereunder, under the Loan Agreement and under the other Loan Documents to which it is a party. The execution, delivery and performance by such Borrower of this Waiver have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

(b) Enforceability. This Waiver has been duly executed and delivered by each Borrower. This Waiver, the Loan Agreement and each other Loan Document is the legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, and is in full force and effect.

(c) Representations and Warranties. The representations and warranties contained in the Loan Agreement and each other Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

(d) Due Execution. The execution, delivery and performance of this Waiver are within the power of each Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on any Borrower.

(e) No Default. After giving effect to the waivers contained in this Waiver, no event has occurred and is continuing that constitutes an Event of Default.

(f) No Duress. This Waiver has been entered into without force or duress, of the free will of each Borrower. Each Borrower’s decision to enter into this Waiver is a fully informed decision and such Borrower is aware of all legal and other ramifications of such decision.

(g) Counsel. Each Borrower has read and understands this Waiver, has consulted with and been represented by legal counsel in connection herewith, and has been advised by its counsel of its rights and obligations hereunder and thereunder.

7. Choice of Law. This Waiver shall be governed by and construed in accordance with the laws of the State of California applied to contracts to be performed wholly within the State of California.

8. Counterparts; Facsimile Signatures. This Waiver may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or other similar form of electronic transmission shall be deemed to be an original signature hereto.

9. Reference to and Effect on the other Loan Documents.

(a) Upon and after the effectiveness of this Waiver, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement after giving effect to this Waiver.

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(b) Except as expressly waived hereby, the Loan Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower to Bank.

(c) The execution, delivery and effectiveness of this Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Bank under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents.

(d) To the extent that any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Waiver, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

10. Ratification. Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the other Loan Documents effective as of the date hereof.

11. Integration. This Waiver, together with the Loan Agreement and the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

12. Severability. If any part of this Waiver is contrary to, prohibited by, or deemed invalid under applicable laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

[Remainder of page Intentionally Blank]

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IN WITNESS WHEREOF, the parties have entered into this Waiver as of the date first above written.

BORROWER:

STREAMLINE HEALTH SOLUTIONS, INC.

By:	/s/ Thomas J. Gibson
Name:	Thomas J. Gibson
Title:	Senior Vice President, Chief Financial Officer and Secretary

STREAMLINE HEALTH, LLC (F/K/A STREAMLINE HEALTH, INC.)

By:	/s/ Thomas J. Gibson
Name:	Thomas J. Gibson
Title:	Senior Vice President, Chief Financial Officer and Secretary

STREAMLINE PAY & BENEFITS, LLC

By:	/s/ Thomas J. Gibson
Name:	Thomas J. Gibson
Title:	Senior Vice President, Chief Financial Officer and Secretary

AVELEAD CONSULTING, LLC

By:	/s/ Thomas J. Gibson
Name:	Thomas J. Gibson
Title:	Treasurer

STREAMLINE CONSULTING SOLUTIONS, LLC

By:	/s/ Thomas J. Gibson
Name:	Thomas J. Gibson
Title:	Treasurer

BANK:

WESTERN ALLIANCE BANK

By:	/s/ Blake Reid
Name:	Blake Reid
Title:	Senior Director

[Signature page to Waiver]